Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

Penn Federal Savings Bank 401(k) Employee Stock Ownership Plan Trustees

We consent to the incorporation by reference in Registration Statement No. 333-90822 on Form S-8 of PennFed Financial Services, Inc. of our report dated December 22, 2006, relating to the financial statements of the Penn Federal
Savings Bank 401(k) Employee Stock Ownership Plan (formerly the Penn Federal Savings Bank 401(k) Plan) as of June 30, 2006 and 2005, and for the years then ended, and supplemental schedule of assets (held at end of year) as of June 30, 2006, which report appears in the Annual Report on Form 11-K of Penn Federal Savings Bank 401(k) Employee Stock Ownership Plan.

Our report refers to the merger of the Penn Federal Savings Bank 401(k) Plan with the PennFed Financial Services, Inc. Employee Stock Ownership Plan effective July 1, 2005 and the preparation of the financial statements on the liquidation basis of accounting.


/s/ KPMG LLP

Short Hills, New Jersey
December 22, 2006





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